Exhibit 10.1

EMPLOYMENT CONTRACT

between

ELAB HISPANIA S.L.

RAMBLA DE CATALUNA 62 - BARCELONA                          SPAIN                                               EE 00000

Company Activity 62.02.00 CONSULTING IN THE TECHNOLOGY INDUSTRY

Tax Code 93019290134, Employer

and

POLISTINA          BRUNO

[*****]

[*****]                                                                                      NA [*****]

Tax Code [*****], Worker

NATIONAL COLLCETIVE LABOR AGREEMENT APPLIED

Tertiary

EFFECTIVE DATE

Start of Employment: 02/01/2022

JOB DESCRIPTION

Chief Financial Officer

QUALIFICATIONS AND CATEGORY

Middle Manager

TRIAL AGREEMENT

Duration: 6 calendar months, expiring on 07/30/2022;

The parties have the reciprocal right to terminate the contract both during and at the end of the test, without prior notice, nor explanations.

WORKPLACE

VIA DEL CARROCCIO 12 - MILAN (MI)

The Worker undertakes to accept the temporary or definitive transfer to another location, and/or department/office, motivated by company organizational needs and communicated with adequate period of notice.

WORKING HOURS

Although, pursuant to Decree-Law RDL 692/1923 art. 1 paragraph 2, the maximum working hour limits are not applicable, working hours are set to 40 hours per week;

The worker undertakes to comply with current working hours and any changes subsequently required by objective conditions; the Worker undertakes to accept the overtime hours within the framework of the regulations in force, and in any case, for motivated production and/or organizational needs, or to avoid probable damage.

SALARY

100	MINIMUM BASIC MONTHLY SALARY	1,896.64
101	SLIDING WAGE SCALE	540.37
108	EXTRA BONUS TO WAGE FLOOR	1,933.73
110	THIRD ELEMENT	11.36
136	OCCUPATIONAL ALLOWANCE	260.76
	TOTAL	4,642.86

This remuneration, overall higher than that provided for by collective bargaining, remunerates any work performance, both qualitatively and quantitatively, even if performed beyond normal working hours, with the understanding that the worker renounces to make, at any time and place, any economic claims regarding overtime.

The excess salary quota, compared to the basic one, can be absorbed, up to the amount set, by future salary increases deriving from collective bargaining.

TASKS

The worker undertakes to perform his job tasks and responsibilities, for compensation, which includes, in addition to the contractual salary, the reimbursement for travel and subsistence expenses actually incurred, within the normal limits, and according to company practices.

WORK REGULATIONS

The worker declares to know the duties deriving from the employment relationship, the obligations of diligence and loyalty set forth in articles 2104 and 2105 of the Civil Code, as well as the work regulations provided for by art.7 of Law No. 300/1970 and by the National Collective Labor Agreement applied, which was viewed in the company posting place, which was displayed on the company’s bulletin board.

TERMINATION OF EMPLOYMENT

This contract may be terminated for one of the following reasons:

- trial agreement;

- notice of resignation or dismissal, in compliance with current regulations;

- breach of contractual obligations;

- supervening impossibility which actually prevents the continuation of the relationship;

- cessation or decrease of the activity;

- mutual consent;

- reaching retirement age and/or retirement right, with waiver of the exercise of the right of option provided for by the Legislative Decree No. 791/1981 art.6 converted into Law No. 54/1982.

Read, acknowledged, and signed in

MILAN, 01/28/2022

Employer	Worker

(Handwritten Signature)

Specific approval, pursuant to article 1341 of the Italian Civil Code, of the following clauses: Effective date, job description, workplace, working hours, salary, tasks, work regulations, termination of employment.

Employer	Worker

(Handwritten Signature)